Advisory Agreement

TCW DIRECT LENDING VIII LLC

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of _________________, 2021 by and between TCW DIRECT LENDING VIII LLC, a Delaware limited liability company (the “Company”), and TCW ASSET MANAGEMENT COMPANY LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a newly organized closed-end management investment fund that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, the Adviser is engaged in the business of providing investment advice and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Company desires to retain the Adviser to render investment advisory and management services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Adviser is willing to perform such services on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Adviser hereby agree as follows:

1.    Definitions. For the purposes of this Agreement, the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have their respective meanings as defined in the 1940 Act and the rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”) thereunder, and the term “brokerage and research services” shall have the meaning given in the Securities Exchange Act of 1934 and the rules and regulations adopted by the SEC thereunder, subject, however, in all cases to such exemptions as may be granted by the SEC, such interpretive positions as may be taken by the SEC, and such interpretive or no action positions as may be taken by the SEC staff, The capitalized terms used without definition in this Agreement, unless otherwise indicated, have the respective meanings specified in the Amended and Restated Limited Liability Company Agreement of the Company (as the same may be amended from time to time, the “LLC Agreement”).

2.    Appointment.

a.

The Company engages the Adviser to provide investment advisory and management services to the Company. This engagement is for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such engagement and agrees to render the services and to assume the obligations set forth in this Agreement, for the compensation provided below.

b.

The Adviser, subject to the prior approval of the Company’s board of directors (the “Board”) and, to the extent required, the Members, may from time to time enter into one or more sub-advisory agreements with other investment advisers (each a “Sub-Adviser”) as the Adviser may believe to be particularly fitted to assist it in the performance of this Agreement; provided, however, that the compensation of any Sub-Adviser shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Company for the acts and omissions of any Sub-Adviser as it is for its own acts and omissions. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the 1940 Act and other applicable federal and state law.

3.    Advisory and Management Services. The Company hereby engages the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board, for the period and upon the terms herein set forth, (a) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s registration statement on Form 10 (File No. 000-56287) (and as the same shall be amended from time to time, the “Registration Statement”) and in accordance with the investment objective, policies and restrictions that are set forth in the Company’s private placement memorandum dated March 2021 as it may be amended from time to time; (b) in accordance with all other applicable federal and state laws, rules and regulations, and the LLC Agreement; and (c) in accordance with the 1940 Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement: (i) formulate and implement the Company’s investment program; (ii) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (iii) identify/source, research, evaluate and negotiate the structure of the investments made by the Company (including due diligence on prospective Portfolio Companies); (iv) close, monitor and administer the Company’s investments, including the exercise of any rights in its capacity as a lender; (v) determine the securities and other assets that the Company will originate, purchase, retain, or sell; (vi) place orders for the purchase or sale of portfolio securities for the Company’s account with broker-dealers selected by the Adviser; (vii) pay such expenses as are incurred by it in connection with providing the foregoing services as provided in Section 4 below; (viii) coordinate with the Administrator; and (ix) provide the Company with such other investment advisory, research, and related services as the Company may, from time to time, reasonably require for the investment of its funds, including providing operating and managerial assistance to the Company and its portfolio companies as required. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary or appropriate for the Adviser to make investments on behalf of the Company through a subsidiary of the Company or other special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary of the Company or other special purpose vehicle and to make such investments through such subsidiary of the Company or other special purpose vehicle (in accordance with the 1940 Act).

4.    Reimbursement of Certain Expenses. In addition to the Management Fee and Incentive Fee described below, the Adviser is entitled to the reimbursement of certain expenses incurred on behalf of the Company to the extent described in the Administration Agreement by and between the Company and TCW Asset Management Company LLC (as Administrator).

5.    Management Fee.

a.

The Company will pay to the Adviser, quarterly in arrears, a management fee (the “Management Fee”) calculated as follows: 0.3125% (i.e., 1.25% per annum) of the average gross assets of the Company on a consolidated basis, with the average determined based on the gross assets of the Company as of the end of the three most recently completed calendar months. “Gross assets” means the amortized cost of Portfolio Investments of the Company (including Portfolio Investments purchased with borrowed funds and other forms of leverage, such as Preferred Units, public and private debt issuances, derivative instruments, repurchase agreements and other similar instruments or arrangements) that have not been sold, distributed to the Members or written off for tax purposes (but reduced by any portion of such cost basis that has been written down to reflect a permanent impairment of value of any Portfolio Investment), and excluding cash and cash equivalents.

b.	Installments of the Management Fee payable for any partial month or quarter shall be pro rated for the actual number of days in such period.

c.

While the Management Fee will accrue from the Initial Closing Date, the Adviser intends to defer payment of such fee to the extent that such fee is greater than the aggregate amount of interest and fee income earned by the Company.

6.    Incentive Fee.

a.

Calculation of Incentive Fee. Subject to the Adviser Return Obligation (described in Section 6(c)), the Company shall pay the Adviser an incentive fee (the “Incentive Fee”) as follows. The Incentive Fee will be calculated on a cumulative basis and the amount of the Incentive Fee payable in connection with any distribution (or deemed distribution) will be determined in accordance with the following formula each time amounts are to be distributed to the Common Unitholders:

(i)

First, no Incentive Fee will be owed until the Common Unitholders have collectively received cumulative distributions pursuant to this clause (a) equal to their Aggregate Contributions to the Company in respect of all the Common Units;

(ii)

Second, no Incentive Fee will be owed until the Common Unitholders have collectively received cumulative distributions equal to a 8.0% internal rate of return on their Aggregate Contributions to the Company in respect of all Common Units (the “Hurdle”);

(iii)	Third, the Adviser will be entitled to an Incentive Fee out of 100% of additional amounts otherwise distributable to Common Unitholders until such time as the Incentive Fee paid to the Adviser is equal to 15% of the sum of (A) the amount by which the Hurdle exceeds the Aggregate Contributions of the Common Unitholders in respect of all Common Units and (B) the amount of Incentive Fee being paid to the Adviser pursuant to this clause (iii); and

(iv)

Thereafter, the Adviser will be entitled to an Incentive Fee equal to 15% of additional amounts otherwise distributable to Common Unitholders in respect of all Common Units, with the remaining 85% distributed to the Common Unitholders.

For purposes of calculating the Incentive Fee, as provided in 3.3.2 of the LLC Agreement, Aggregate Contributions shall not include NAV Balancing Contributions or Late-Closer Contributions, and the distributions to Common Unitholders shall not include distributions attributable to Late-Closer Contributions. NAV Balancing Contributions received by the Company will not be treated as amounts distributed to Common Unitholders for purposes of calculating the Incentive Fee. In addition if distributions to which a Defaulting Member otherwise would have been entitled have been withheld pursuant to 6.2.4 of the LLC Agreement, the amounts so withheld shall be treated for such purposes as having been distributed to such Defaulting Member. The amount of any distribution of securities made in kind shall be equal to the fair market value of those securities at the time of distribution determined pursuant to 13.4 of the LLC Agreement.

b.

Incentive Fee upon Early Termination. If this Agreement terminates early for any reason other than (i) the Adviser voluntarily terminating this Agreement or (ii) the Company terminating this Agreement for cause, the Company will be required to pay the Adviser a final incentive fee payment (the “Final Incentive Fee Payment”). The Final Incentive Fee Payment will be calculated as of the date this Agreement is so terminated and will equal the amount of Incentive Fee that would be payable to the Adviser if (A) all of the Company’s investments were liquidated for their current value (but without taking into account any unrealized appreciation of any Portfolio Investment), and any unamortized deferred Portfolio Investment-related fees were deemed accelerated, (B) the proceeds from such liquidation were used to pay all of the Company’s outstanding liabilities, and (C) the remainder were distributed to Common Unitholders and paid as Incentive Fee in accordance with Section 6(a). The Company will make the Final Incentive Fee Payment in cash on or immediately following the date this Agreement is so terminated. In the case of an early termination, the Adviser Return Obligation under Section 6(c) will not apply in connection with a Final Incentive Fee Payment.

c.	Adviser Return Obligation.

Each time the Company requires the Unitholders to make a return of distributions pursuant to 11.4 of the LLC Agreement, and after the Company has made its final distribution of assets pursuant to 9.2 of the LLC Agreement (a “Member Recall”), if the Adviser has

received aggregate payments of Incentive Fee in excess of the Adviser Target Amount (defined below) as of such time, then the Adviser shall return to the Company in cash, in the case of a Member Recall at the same time the Members return such distributions, and otherwise on or before the 90th day after such final distribution of assets by the Company, an amount equal to such excess (the “Adviser Return Obligation”). Notwithstanding the preceding sentence, in no event shall the Adviser Return Obligation exceed an amount greater than the aggregate amount of Incentive Fee payments previously received by the Adviser from the Company reduced by the excess (if any) of (a) the aggregate federal, state and local income tax liability the Adviser incurred in connection with the payment of such Incentive Fees (assuming the highest marginal applicable federal and New York City and State income tax rates applied to such payments), over (b) an amount equal to the U.S. federal and state tax benefits available to the Adviser by virtue of the payment made by the Adviser pursuant to its Adviser Return Obligation (assuming that, to the extent such payments are deductible by the Adviser, the benefit of such deductions will be computed using the then highest marginal applicable federal and New York City and State income tax rates), as reasonably determined by the Adviser.

The Adviser Return Obligation shall be recomputed to take into account any post- liquidation returns of distributions made by Members pursuant to 11.4 of the LLC Agreement, and any additional Adviser Return Obligation triggered by such post- liquidation returns shall be made by the Adviser contemporaneously with such post- liquidation returns by the Members.

d.	Relevant Definitions.

The “Adviser Target Amount” is, as of any time, the aggregate amount that would be paid to the Adviser as Incentive Fee as of such time, determined as if all amounts previously distributed to the Members pursuant to Article 7 and Article 9 of the LLC Agreement (net of amounts returned by the Members to the Company pursuant to 11.4 of the LLC Agreement and amounts then owed by the Company to creditors) had been retained by the Company and distributed to the Members pursuant to 9.2 of the LLC Agreement as of such time; provided, however, that in determining the amounts distributable to each Member pursuant to 9.2 of the LLC Agreement, each Member’s Hurdle shall be determined based on the timing of amounts previously distributed to such Member with respect to its Common Units, and the fair market value of any property distributed in kind by the Company shall be determined as of the time of distribution.

7.    Payment of Expenses and Fees to the Adviser upon Removal. Upon the termination of this Agreement, the former Adviser or its estate or legal representatives shall be entitled to receive from the Company (a) any reimbursements of expenses due and owing to it by the Company; provided, however, that the Adviser shall be responsible for any expenses it incurs in connection with such removal, and (b) accrued and unpaid Management Fees and Incentive Fees, in each case computed through the effective date of the removal on a pro-rated basis. The right of the Adviser, its estate or legal representatives to the payment of said amounts shall be subject to any claim for damages which the Company or any Member may have against the Adviser, its estate or legal representatives in connection with such removal.

8.    Services Not Exclusive. Nothing contained in this Agreement shall prevent the Adviser or any affiliated Person of the Adviser from acting as investment adviser or manager for any other Person, firm or corporation (including any other investment company), whether or not the investment objectives or policies of any such other Person, firm or corporation are similar to those of the Company, and shall not in any way bind or restrict the Adviser or any such affiliated Person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any such affiliated Person may be acting. While information and recommendations supplied to the Company shall, in the Adviser’s judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, they may be different from the information and recommendations supplied by the Adviser or its affiliates to other investment companies, funds and advisory accounts. The Company shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Adviser to any other investment company, fund or advisory account.

9.    Portfolio Transactions and Brokerage. To the extent brokers or dealers are utilized in portfolio transactions for the Company, the Adviser shall endeavor to obtain on behalf of the Company the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the “brokerage and research services” provided to the Company and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay a broker or dealer which provides such brokerage and research services a commission for executing a portfolio transaction for the Company which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the Company.

10.    Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser agrees that all records that it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company’s request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a- 2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

11.    Limitation of Liability. Neither the Adviser, nor any director, officer, agent or employee of the Adviser, shall be liable or responsible to the Company or any of its Members for (a) any mistake in judgment, (b) any act performed or omission made by such Person, or (c) losses due to the mistake, action, inaction or negligence of other agents of the Company (x) if such Person did not act in bad faith, and (y) if such conduct did not constitute willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of such Person’s respective position. The Adviser shall be indemnified by the Company as an Indemnitee in accordance with the terms of 11.2 of the LLC Agreement.

12.    Nature of Relationship. The Company and the Adviser are not partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them. The Adviser is an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

13.    Duration and Termination.

a.

This Agreement shall become effective upon its execution and shall continue in effect until two years from the date hereof, provided it is approved by the vote of a “majority of the outstanding voting securities” of the Company. Thereafter, this Agreement shall continue in effect from year to year, provided its continuance is specifically approved at least annually (a) by vote of a “majority of the outstanding voting securities” of the Company or by vote of the Board, and (b) by vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval. The Company (either by vote of its Board or by vote of a “majority of the outstanding voting securities” of the Company) may, at any time and without payment of any penalty, terminate this Agreement upon 60 days’ written notice to the Adviser. This Agreement shall automatically and immediately terminate in the event of its “assignment.” The Adviser may terminate this Agreement without payment of any penalty on 60 days’ written notice to the Company.

b.

Notwithstanding the termination or expiration of this Agreement, the Adviser shall be entitled to any amounts owed under this Agreement through the date of termination or expiration and Section 11 shall continue in force and effect and apply to the Administrator and all Indemnified Parties as and to the extent applicable.

14.    Notices. Any notice under this Agreement shall be given in writing, addressed and delivered to the party to this Agreement entitled to receive such notice at such address as such party may designate in writing and shall be deemed to have been given when personally delivered, mailed by certified mail, return receipt requested, sent by reliable overnight courier, or transmitted by electronic facsimile or electronic mail to the principal office of the Adviser or the Company, as the case may be.

15.    Non-waiver of Rights. Nothing contained in this Agreement shall constitute a waiver by the Company of any of its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

16.    Amendment. This Agreement may be modified or amended only by a writing signed by the parties hereto, provided, however, that the parties shall not amend this Agreement in a manner that is inconsistent with, or would result in a breach of, the LLC Agreement.

17.    Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York (without giving effect to principles of conflict of laws of the State of New York) and the applicable provisions of the 1940 Act. To the extent applicable law of the State of

New York, or any of the provisions herein conflict with applicable provisions of the 1940 Act, the latter shall control.

18.    Sole Agreement. This Agreement reflects the sole understanding of the parties hereto with respect to the subject matter hereof and supersedes and replaces all agreements between the Company and the Adviser with respect to the subject matter hereof.

19.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

20.    Severability. In the event that any provision or portion of this Agreement is determined to be invalid, illegal or unenforceable for any reason, in whole or in part, the remaining provisions or portion of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

TCW ASSET MANAGEMENT COMPANY LLC

By:
Name:
Title:

By:
Name:
Title:

TCW DIRECT LENDING VIII LLC

By:
Name:
Title:

By:
Name:
Title: